Exhibit (13)(g)

FORM OF AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, amended and restated as of [ ], 2009 for the addition of HighMark Equity Income Fund, HighMark Geneva Growth Fund, HighMark Geneva Small Cap Growth Fund, HighMark NYSE Arca Tech 100 Index Fund, and HighMark Wisconsin Tax-Exempt Fund, is the Amended and Restated Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of December 3, 2007 between PNC Global Investment Servicing (U.S.) Inc. (formerly PFPC Inc.) and HighMark Capital Management, Inc.

PORTFOLIOS

HighMark Balanced Fund

HighMark Cognitive Value Fund

HighMark Core Equity Fund

HighMark Enhanced Growth Fund

HighMark Equity Income Fund

HighMark Fundamental Equity Fund

HighMark Geneva Growth Fund

HighMark Geneva Small Cap Growth Fund

HighMark International Opportunities Fund

HighMark Large Cap Growth Fund

HighMark Large Cap Value Fund

HighMark NYSE Arca Tech 100 Index Fund

HighMark Small Cap Advantage Fund

HighMark Small Cap Growth Fund

HighMark Small Cap Value Fund

HighMark Value Momentum Fund

HighMark Capital Growth Allocation Fund

HighMark Diversified Equity Allocation Fund

HighMark Growth & Income Allocation Fund

HighMark Income Plus Allocation Fund

HighMark Bond Fund

HighMark California Intermediate Tax-Free Bond Fund

HighMark National Intermediate Tax-Free Bond Fund

HighMark Short Term Bond Fund

HighMark Wisconsin Tax-Exempt Fund

HighMark California Tax-Free Money Market Fund

HighMark Diversified Money Market Fund

HighMark Treasury Plus Money Market Fund

HighMark U. S. Government Money Market Fund

HighMark 100% U. S. Treasury Money Market Fund

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:
Name:
Title:

Accepted:

HIGHMARK CAPITAL MANAGEMENT, INC.

By:
Name:
Title: